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                                                                 EXHIBIT 99.9(b)

                              LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 78 to the Registration Statement (File Nos. 2-11401 and 811-203) (the "Registration Statement") of Massachusetts Investors Trust (the "Registrant"), of my opinion dated October 27, 1999, appearing in Registrant's Registration Statement which was filed with the Securities and Exchange Commission on October 29, 1999.


JAMES R. BORDEWICK, JR.
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James R. Bordewick, Jr.
Assistant Secretary and Assistant Clerk

Boston, Massachusetts
April 24, 2000